Exhibit 99.1

HSBC Holdings plc / Board Meeting
Extract of the Minutes of a Meeting of the Board of Directors of HSBC Holdings plc held at HSBC Office, 1 Queen’s Road Central, Hong Kong on Thursday, 12 February 2026.
4.2   Debt Programme & Treasury delegation (HGHQ Securities Issuance Platforms)
♦Pam Kaur explained the approvals required from the Board in connection with the Company’s funding activities, highlighting the annual review of the Debt Issuance Programme (‘DIP’), and the delegation of authority to issue debt under the programmes and down-stream to subsidiary entities.
♦The Board was supportive of the proposals and after careful consideration it was resolved
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Part E
Liability management in connection with outstanding issuances of securities by the Company or any of its subsidiaries
1.THAT authority be and is hereby delegated until (and including) 31 March 2027 to each Liability Management Authorised Person, each as agent of the Company, with full power, authority and discretion to act on behalf of the Company in connection with any Liability Management Exercise relating to securities issued by the Company or any of its subsidiaries (including, without limitation, preference shares), including, without limiting the generality of the foregoing:
(a)to approve any Liability Management Exercise or any Liability Management Documentation in connection therewith, including the making of any issue of securities by the Company in connection with any Liability Management Exercise;
(b)to do all other acts or things which they consider necessary or desirable in connection with any Liability Management Exercise, including (without limitation) the Detailed Powers specified below (provided, however, that this shall not include the sub-delegation of the powers detailed in this paragraph 1 except to the extent contemplated in the Detailed Powers); and
(c)from time to time to execute, amend or supplement any Liability Management Documentation, including (without limitation) entering into or authorising the execution of new documents or amending existing documents,
2.THAT the Company grant a power of attorney in favour of any Liability Management Authorised Person, authorising them until (and including) 31 March 2027, acting alone, to execute on behalf of the Company as a deed any document which may by any applicable law be executed as a deed in connection with any Liability Management Exercise that has been approved pursuant to Resolution 1 above.
For the benefit of any person dealing with the Company, any Relevant Determination or Certificate (as defined below) by any Liability Management Authorised Person shall be conclusive and any such person dealing with the Company shall be entitled to rely upon such determination or certificate.

For the purpose of the Resolutions in this Part E:
"Detailed Powers" means the powers to:
(a)in the name and on behalf of the Company, approve and authorise the preparation, entry into, execution, amendment, delivery and issue of any and all such notes, bonds, securities, dealer manager agreements, solicitation agency agreements, tender offer memoranda, exchange offer memoranda, registration statements or amendments thereto, registration documents, prospectuses, base prospectuses, listing particulars, prospectus supplements, supplementary listing particulars, offering circulars, securities notes, summary notes, placement memoranda, transfer agreements, purchase agreements and more generally any and all such contracts, deeds, guarantees, indemnities, counter-indemnities, warranties, disclaimers, indentures, agreements (including subscription agreements, underwriting agreements and terms agreements), certificates, final terms, issuer free writing prospectuses, letters, pricing supplements, conditions of the bonds, documents, powers of attorney and other instruments, and any and all announcements, notices, schedules or documents in connection with any Liability Management Exercise;
(b)authorise the affixing of the Company's seal to any document and to authorise the execution of any document as a deed (including any power of attorney) in connection with any Liability Management Exercise; and the Board itself hereby authorises the affixing of the Company's seal to any document the affixing of the Company's seal to which, or the execution as a deed of which, is so authorised by the Liability Management Authorised Person;
(c)authorise any person to do such acts and things (including the execution of any document on behalf of the Company) in connection with any Liability Management Exercise as may be specified by the Liability Management Authorised Person;
(d)appoint third parties and/or affiliates of the Company to act as issuing and paying agents, fiscal agents, calculation agents, agents for service of process, trustees, underwriters, placement agents, dealers or managers, listing agents, depositaries, registrars, authorised representatives, tabulation agents, dealer managers, solicitation agents, exchange agents, financial advisors or in any other capacity in connection with any Liability Management Exercise;
(e)cause to be made all applications, consents, notices, qualifications, filings and reports with all US, UK or other prospectus authorities, stock exchanges, listing authorities, governmental authorities, regulatory and self-regulatory authorities or similar authorities in connection with any Liability Management Exercise; and
(f)take such other steps as the Liability Management Authorised Person may consider desirable in connection with any Liability Management Exercise.
"Global Platforms" means the Programmes (as defined in Part A), the Kangaroo Programme (as defined in Part B), the Samurai Shelf (as defined in Part C) and the US Securities and Exchange Commission shelf registration statement which facilitates the issuance of certain securities into the US market (the US Shelf).
References in these Resolutions to the "Global Platforms" shall include but not be limited to such platforms as updated, amended or supplemented from time to time.
"Liability Management Authorised Person" means any Executive Director, the Group CEO, the Group Chief Financial Officer, the Group Company Secretary, the Group Treasurer, the Group Head of Capital Management and Stress Testing, the Global Head of Markets Treasury or other senior executive nominated by the Group Chairman, Group CEO or the Group Chief Financial Officer.

"Liability Management Documentation" means any documents to be entered into, issued or otherwise made public in connection with any Liability Management Exercise, including (without limitation) any documentation that may be entered into relating to the transfer to, or purchase by, any of the Company's subsidiaries of any securities of a subsidiary of the Company that may be held by the Company at any time as a result of carrying out a Liability Management Exercise.
"Liability Management Exercise" means amending the terms and conditions of and/or the amendment, redemption, exchange or repurchase of, securities issued by the Company or any of its subsidiaries (including, without limitation, preference shares), whether under the Global Platforms or otherwise (whether by way of consent solicitation, tender offer, exchange offer, redemption, buyback or otherwise, which may be completed in connection with a simultaneous issuance of new securities), including, without limitation, (i) redeeming or otherwise repurchasing such securities and paying any premium and/or accrued but unpaid interest, dividend, distribution or other amount on or in respect of such securities and (ii) establishing any arrangements that relate to the transfer to, or purchase by, any of the Company's subsidiaries of any securities of a subsidiary of the Company that may be held by the Company at any time as a result of carrying out a Liability Management Exercise.
A "Relevant Determination or Certificate" means a determination or a certificate as to whether or not:
(a)any transaction constitutes a Liability Management Exercise for the purposes of these Resolutions; and/or
(b)any person is a senior executive nominated by the Group Chairman, Group CEO or Group Chief Financial Officer for the purposes of the definition of "Liability Management Authorised Person" above.
I certify this to be a true extract of the minutes of the 12 February 2026 HSBC Holdings plc Board meeting.
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Angela McEntee
Group Company Secretary